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             FORM OF LETTER FROM BROKERS, DEALERS, COMMERCIAL BANKS,
              ISSUER COMPANIES AND OTHER NOMINEES TO THEIR CLIENTS
































                                  EXHIBIT 99.4
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                          WILMINGTON TRUST CORPORATION

                                OFFER TO EXCHANGE
                   $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                       4.875% SUBORDINATED NOTES DUE 2013
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       FOR
             $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING
                       4.875% SUBORDINATED NOTES DUE 2013

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       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
           __________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").

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To Our Clients:

           Enclosed for your consideration is a prospectus dated              ,
2003 (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Wilmington Trust Corporation to exchange up to $250,000,000 aggregate principal amount of its 4.875% Subordinated Notes Due 2013 (the "Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 4.875% Subordinated Notes Due 2013 (the "Outstanding Notes"). As set forth in the Prospectus, the terms of the Notes are identical in all material respects to the Outstanding Notes, except that the Notes have been registered under the Securities Act and therefore (1) will not be subject to certain restrictions on their transfer, (2) will not be entitled to registration rights and (3) will not contain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Registration Rights Agreement described in the Prospectus. Outstanding Notes may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

           We are forwarding the enclosed material to you as the beneficial owner of Outstanding Notes we hold for your account or benefit but which are not registered in your name. Only we may tender Outstanding Notes in the Exchange Offer as the registered holder, if you so instruct us. Therefore, Wilmington Trust Corporation urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact that holder promptly if they wish to exchange Outstanding Notes in the Exchange Offer.

           Accordingly, we request instructions as to whether you wish us to exchange any or all Outstanding Notes we hold for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Outstanding Notes.

           You should forward instructions to us as promptly as possible in order to permit us to exchange Outstanding Notes on your behalf before the
Exchange Offer expires at 5:00 P.M., New York City time, on             , 2003,
unless extended. A tender of Outstanding Notes may be withdrawn at any time
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prior to the Expiration Date, which means 5:00 P.M., New York City time, on
            , 2003 or the latest time to which the Exchange Offer is extended.

           We call your attention to the following:

           1. The Exchange Offer is for the exchange of $1,000 principal amount of Notes for each $1,000 principal amount of Outstanding Notes. As of , 2003, $250,000,000 aggregate principal amount of the Outstanding Notes was outstanding.

           2. THE EXCHANGE OFFER IS SUBJECT TO THE CONDITIONS DESCRIBED IN THE SECTION ENTITLED "DESCRIPTION OF EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER" OF THE PROSPECTUS.

           3. Wilmington Trust Corporation has agreed to pay certain of the expenses of the Exchange Offer, and will pay any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to Wilmington Trust Corporation, except as provided in the Prospectus and the Letter of transmittal. See "Description of Exchange Offer -- Fees and Expenses" in the Prospectus and instruction 6 of the Letter of Transmittal.

           Wilmington Trust Corporation is not making the Exchange Offer to, nor will it accept tenders from or on behalf of, holders of Outstanding Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance of tenders would not be in compliance with the laws of that jurisdiction.

           If you wish us to tender any or all of your Outstanding Notes we hold for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OUTSTANDING NOTES WE HOLD AND WHICH ARE REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.


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                                  INSTRUCTIONS

           The undersigned acknowledge(s) receipt of your letter and the material enclosed with and referred to in your letter relating to the Exchange Offer of Wilmington Trust Corporation.

           This will instruct you to tender for exchange the aggregate principal amount of Outstanding Notes indicated below -- or, if no aggregate principal amount is indicated below, all Outstanding Notes -- you hold for the account or benefit of the undersigned pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED FOR EXCHANGE:*

$
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*I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Outstanding Notes in the space above, all Outstanding Notes you hold for my (our) account will be tendered for exchange.

Signature(s):

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Name(s) (Please type or print):

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Employer Identification or
Social Security Number:

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Capacity (full title), if signing
in a fiduciary or representative capacity:

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Telephone (including area code)

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Address (including zip code)

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Date

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